EXHIBIT 32.2

SECTION 906 PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER CERTIFICATION

Form of Certification Pursuant to Section 1350 of
Chapter 63 of Title 18 of the United States Code

          I, Lawrence R. Kuhnert, the Vice Chairman of Finance (Principal Financial and Accounting Officer), President and Chief Operating Officer of Critical Home Care, Inc., certify that, to the best of my knowledge, (i) the Form 10-Q for the period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Critical Home Care, Inc.

/s/ Lawrence R. Kuhnert

Vice Chairman of Finance (Principal Financial and Accounting Officer), President and Chief Operating Officer
Dated: November 12, 2004

          A signed original of this written statement required by Section 906 has been provided to Critical Home Care, Inc.  The statement will be retained by Critical Home Care, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.